As filed with the U.S. Securities and Exchange Commission on February 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPRIVATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3560178
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

(Address of Principal Executive Offices)

IMPRIVATA, INC. 2014 STOCK OPTION AND INCENTIVE PLAN

IMPRIVATA, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Omar Hussain

President and Chief Executive Officer

10 Maguire Road

Lexington, MA 02421

(Name and address of agent for service)

(781) 674-2700

(Telephone number, including area code, of agent for service)

Copies to:

William J. Schnoor, Jr., Esq. Kenneth J. Gordon, Esq. Ryan S. Sansom, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 Telephone: (617)-570-1000	John Milton, Esq. Vice President, General Counsel and Corporate Secretary Imprivata, Inc. 10 Maguire Road Lexington, Massachusetts 02421 (781) 674-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	1,189,133(2)	$11.03(6)	$13,116,137	$1,321
Common stock, $0.001 par value per share	237,826(3)	$11.03(6)	$2,623,221	$264
Common stock, $0.001 par value per share	1,253,559(4)	$11.03(6)	$13,826,756	$1,392
Common stock, $0.001 par value per share	250,711(5)	$11.03(6)	$2,765,342	$278
Total	2,931,229			$3,256

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Represents an automatic annual increase on January 1, 2015 to the number of shares of our common stock reserved for issuance under the 2014 Stock Option and Incentive Plan (the “2014 Plan”) pursuant to the terms of the 2014 Plan. Shares available for issuance under the 2014 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 2014.
(3)	Represents an automatic annual increase on January 1, 2015 to the number of shares of our common stock reserved for issuance under the 2014 Employee Stock Purchase Plan (the “ESPP”) pursuant to the terms of the ESPP. Shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 2014.
(4)	Represents an automatic annual increase on January 1, 2016 to the number of shares of our common stock reserved for issuance under the 2014 Plan pursuant to the terms of the 2014 Plan. Shares available for issuance under the 2014 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 2014.
(5)	Represents an automatic annual increase on January 1, 2016 to the number of shares of our common stock reserved for issuance under the ESPP, pursuant to terms of the ESPP. Shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 2014.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $11.03, which represents the average of the high and low prices reported on the New York Stock Exchange on February 12, 2016.

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the 2014 Plan or ESPP, as applicable.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2014 Plan and the Registrant’s ESPP.

The number of shares of Common Stock reserved and available for issuance under the 2014 Plan is subject to an automatic annual increase on each January 1, beginning in 2015, by an amount equal to five percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31. Accordingly, on January 1, 2015, the number of shares of Common Stock reserved and available for issuance under the 2014 Plan increased by 1,189,133 shares and, on January 1, 2016, the number of shares of Common Stock reserved and available for issuance under the 2014 Plan increased by 1,253,559 shares. This Registration Statement registers these additional 2,442,692 shares of Common Stock. The additional shares are of the same class as other securities relating to the 2014 Plan for which our registration statement filed on Form S-8 (Registration No. 333-197011) on June 25, 2014, is effective.

The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on each January 1, beginning in 2015, by an amount equal to the lesser of 500,000 shares of Common Stock, one percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2015, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 237,826 shares and, on January 1, 2016 the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 250,711 shares. This Registration Statement registers these additional 488,537 shares of Common Stock. The additional shares are of the same class as other securities relating to the ESPP for which our registration statement filed on Form S-8 (Registration No. 333-197011) on June 25, 2014, is effective.

The information contained in our registration statement on Form S-8 (Registration No. 333-197011) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, this 19th day of February 2016.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Imprivata, Inc., hereby severally constitute and appoint Omar Hussain and Jeffrey Kalowski, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Omar Hussain	President, Chief Executive Officer and Director (principal executive officer)	February 19, 2016
Omar Hussain

/s/ Jeffrey Kalowski	Chief Financial Officer (principal financial and accounting officer)	February 19, 2016
Jeffrey Kalowski

/s/ David Barrett	Director and Lead Director	February 19, 2016
David Barrett

/s/ John Blaeser	Director	February 19, 2016
John Blaeser

/s/ John Halamka	Director	February 19, 2016
John Halamka

/s/ Paul Maeder	Director	February 19, 2016
Paul Maeder

/s/ David Orfao	Director	February 19, 2016
David Orfao

Name	Title	Date

/s/ David Ting	Director	February 19, 2016
David Ting

/s/ Rodger Weismann	Director	February 19, 2016
Rodger Weismann

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Form of Amended and Restated Bylaws of the Registrant (2)

4.3	Specimen Common Stock Certificate (3)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Amended and Restated 2002 Stock Option and Incentive Plan and forms of agreements thereunder (4)

99.2	2014 Stock Option and Incentive Plan and form agreements thereunder (5)

99.3	2014 Employee Stock Purchase Plan (6)

99.4	Amendment No. 1 to 2014 Employee Stock Purchase Plan (7)

*	Filed herewith.
(1)	Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 11, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 11, 2014 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 11, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on March 31, 2014 and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 11, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.13 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on June 11, 2014, and incorporated herein by reference.
(7)	Filed as Exhibit 10.19 to the Registrant’s Form 10-K, filed on March 11, 2015 and incorporated herein by reference.

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